Exhibit 99.1

Dave & Buster’s Reports Third Quarter 2024 Financial Results; Announces CEO Transition
DALLAS, December 10, 2024 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its third quarter ended November 5, 2024.
Third Quarter 2024 Financial Summary
•Third quarter revenue of $453.0 million decreased 3.0% from the third quarter of fiscal 2023.
•Comparable store sales decreased 7.7% compared to the same calendar period in fiscal 2023.
•Net loss totaled $32.7 million, or $(0.84) per diluted share, compared with a net loss of $5.2 million, or $(0.12) per diluted share in the third quarter of fiscal 2023. Adjusted Net loss totaled $17.5 million, or $(0.45) per diluted share, compared with an Adjusted Net income of $0.4 million, or $0.01 per diluted share in the third quarter of fiscal 2023.
•Adjusted EBITDA of $68.3 million decreased 16.3%, or $13.3 million, from the third quarter of fiscal 2023.
Additional Events and Commentary
•Chris Morris, the Company’s Chief Executive Officer (“CEO”), has tendered his resignation as CEO and Director to pursue other interests. The Board has been working with Heidrick & Struggles, a global executive search firm, for the last few months to assist in identifying the Company’s next permanent CEO and has already started meeting potential candidates. In the interim, Kevin Sheehan, the Company’s current Chair of the Board, will also serve as the Company’s interim CEO until the appointment by the Board of a permanent CEO. In addition, the Board has appointed James Chambers, current Director, as Vice Chair of the Board. During this transition, Michael Griffith, current Director, will temporarily assume the role of Lead Independent Director of the Board.
•The Company opened two new Dave & Buster's stores - one in Barboursville, WV and another in Lombard, IL - and one new Main Event store in Grand Rapids, MI in the third quarter. Subsequent to the end of the quarter, the Company opened one new Dave & Buster's store in Clarksville, TN.
•During the third quarter, the Company opportunistically refinanced a portion of its debt to extend maturities, minimize interest costs and increase liquidity. It raised a new $700.0 million term loan due in 2031, redeemed the remaining outstanding $440.0 million principal amount of its senior notes due in 2025, paid down $200.0 million of existing term loan principal due in 2029, upsized the capacity of its revolving credit facility to $650.0 million, and extended the maturity of its revolving credit facility to 2029.
•The Company closed on an additional sale leaseback transaction for the real estate of one Dave & Buster's store with an institutional real estate investor and generated $28.5 million in proceeds.
•During the third quarter, the Company repurchased $28.0 million of shares, bringing its total repurchases year to date to $88.0 million representing 2.0 million shares or 5.1% of the Company's outstanding shares as of the end of fiscal 2023. The Company has $112.0 million remaining on its share repurchase authorization.

“During the quarter, we continued to make progress towards our long-term strategic goals. We opened up three new stores, which are on track to generate strong cash on cash returns as we have consistently demonstrated throughout our history. We completed 11 new fully programmed remodels and are on track to have 44 completed by the end of fiscal 2024. Our fully programmed remodels continue to outperform the rest of the store base and we are excited for the opportunity these remodels give us to drive traffic, sales and EBITDA,” said Darin Harper, Chief Financial Officer of Dave & Buster’s. “Additionally, we saw strong year over year growth in our special events business and remain optimistic about the prospects for our special events business in the coming months following the rollout of our new banquet menu and the investments we made in our in-store managers. Despite this progress, our financial results for the third quarter, which is historically our lowest seasonal volume quarter of the year, were negatively impacted as compared to the prior year quarter by a material fiscal calendar mismatch, adverse weather across many important regions, disruption to certain stores in our comp set as they underwent remodel construction and certain unusual items in the prior year affecting comparability. The rest of the management team and I believe strongly in the strategic direction of this company and are committed to moving the plan forward.”

“On behalf of our whole Board, I would like to thank Chris for the effort he put into this great company over the past two and a half years and wish him well in his future endeavors,” said Kevin Sheehan, Chair of the Board and interim CEO of Dave & Buster’s. “The Board worked closely with Chris to create our company’s strategic direction and has the utmost confidence in this management team and the company’s strategy. Overall, I am proud of the team’s commitment and dedication to creating memorable experiences for our valued guests each and every day and we are confident our initiatives will lead to growth in same store sales, revenue, and cash flow in the coming quarters for the benefit of our shareholders.”

Third Quarter 2024 Results
Total revenue was $453.0 million, a decrease of 3.0% from $466.9 million in the third quarter of fiscal 2023.
Comparable store sales decreased 7.7% versus the comparable 91 days of 2023. The comparable 91 days of 2023 (August 9, 2023 through November 7, 2023) used in this calculation differ from the Company's third quarter of fiscal 2023 to properly align the most comparable days of the calendar due to the calendar shift resulting from fiscal 2023 consisting of 53 weeks, as well as an additional two day shift resulting from the Company optimizing its fiscal periods to end on a Tuesday rather than a Sunday to gain operational efficiencies.
Operating loss totaled $6.3 million, or 1.4% of revenue, compared with operating income of $18.6 million, or 4.0% of revenue in the third quarter of fiscal 2023.
Net loss totaled $32.7 million, or $(0.84) per diluted share, compared with a net loss of $5.2 million, or $(0.12) per diluted share in the third quarter of fiscal 2023. Adjusted Net loss totaled $17.5 million, or $(0.45) per diluted share, compared with an Adjusted Net income of $0.4 million, or $0.01 per diluted share in the third quarter of fiscal 2023.
Adjusted EBITDA totaled $68.3 million, or 15.1% of revenue, compared with Adjusted EBITDA of $81.6 million, or 17.5% of revenue in the third quarter of fiscal 2023.
Store operating income before depreciation and amortization totaled $92.6 million, or 20.4% of revenue, compared with store operating income before depreciation and amortization of $102.9 million, or 22.0% of revenue in the third quarter of fiscal 2023.
Balance Sheet, Liquidity, Cash Flow and Share Repurchases
The Company had $7.2 million in operating cash outflow during the third quarter, ending the quarter with $8.6 million in cash and $537.4 million of availability under its $650.0 million revolving credit facility. The Company ended the quarter with a Net Total Leverage Ratio of 2.6x as defined under its credit agreement as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA (each as defined in the credit agreement). The Company's maximum permitted Net Total Leverage Ratio is 3.5x.
Year to date, the Company has repurchased 2.0 million shares at a total cost of $88.0 million and representing 5.1% of the Company's outstanding shares as of the end of fiscal 2023. The Company has $112.0 million remaining on its share repurchase authorization.
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the third quarter ended November 5, 2024.

Investor Conference Call and Webcast
Management will host a conference call to report these results on Tuesday, December 10, 2024 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). A live and archived webcast of the conference call will be available at ir.daveandbusters.com. Additionally, participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 7480019. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088. The replay access code is 6404437.
About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 228 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 168 Dave & Buster’s branded stores in 43 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 60 Main Event branded stores in 21 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not a guarantee of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this release as a result of various factors, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 2, 2024. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this release, such results or developments may not be indicative of results or developments in subsequent periods.
Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted Net income, and Adjusted Net income per share - Diluted, reconciliations of which can be found on the following pages (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, VP Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	November 5, 2024 (1)		October 29, 2023 (1)		November 5, 2024 (1)		October 29, 2023 (1)
Entertainment revenues	$294.6	65.0%	$302.0	64.7%	$1,056.0	66.1%	$1,055.9	65.7%
Food and beverage revenues	158.4	35.0%	164.9	35.3%	542.2	33.9%	550.4	34.3%
Total revenues	453.0	100.0%	466.9	100.0%	1,598.2	100.0%	1,606.3	100.0%
Cost of entertainment (2)	25.1	8.5%	30.5	10.1%	91.2	8.6%	101.0	9.6%
Cost of food and beverage (2)	42.7	27.0%	45.9	27.8%	145.7	26.9%	156.8	28.5%
Total cost of products	67.8	15.0%	76.4	16.4%	236.9	14.8%	257.8	16.0%
Operating payroll and benefits	120.9	26.7%	119.9	25.7%	393.7	24.6%	377.5	23.5%
Other store operating expenses (2)	171.7	37.9%	167.7	35.9%	515.4	32.2%	499.3	31.1%
General and administrative expenses	27.2	6.0%	28.4	6.1%	89.1	5.6%	92.0	5.7%
Depreciation and amortization expense	53.9	11.9%	51.9	11.1%	174.2	10.9%	149.9	9.3%
Pre-opening costs	5.2	1.1%	4.0	0.9%	12.6	0.8%	12.7	0.8%
Total operating costs	446.7	98.6%	448.3	96.0%	1,421.9	89.0%	1,389.2	86.5%
Operating income	6.3	1.4%	18.6	4.0%	176.3	11.0%	217.1	13.5%
Interest expense, net	32.9	7.3%	28.9	6.2%	99.9	6.3%	92.5	5.8%
Loss on debt refinancing	15.2	3.4%	—	—%	15.2	1.0%	11.2	0.7%
Income (loss) before provision for income taxes	(41.8)	-9.2%	(10.3)	-2.2%	61.2	3.8%	113.4	7.1%
Provision for (benefit from) income taxes	(9.1)	-2.0%	(5.1)	-1.1%	12.2	0.8%	22.6	1.4%
Net income (loss)	$(32.7)	-7.2%	$(5.2)	-1.1%	$49.0	3.1%	$90.8	5.7%

Net income (loss) per share:
Basic	$(0.84)		$(0.12)		$1.24		$2.05
Diluted	$(0.84)		$(0.12)		$1.21		$2.01
Weighted average shares used in per share calculations:
Basic shares	39.11		41.81		39.65		44.27
Diluted shares	39.11		41.81		40.60		45.09

Other information:
Company-owned stores at end of period	227		214		227		214
Store operating weeks in the period	2,966		2,774		8,843		8,192
Total revenue per store operating weeks in the period (in thousands)	$153		$168		$181		$196
(1)All percentages are expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.
(2)We reclassified $1.0 to cost of entertainment and $2.6 to cost of food and beverage from other store operating expenses for the three months ended October 29, 2023 to be consistent with the presentation for the three months ended November 5, 2024. We reclassified $2.8 to cost of entertainment and $8.3 to cost of food and beverage from other store operating expenses for the nine months ended October 29, 2023 to be consistent with the presentation for the nine months ended November 5, 2024. We determined that reclassifying these expenses, which are primarily related to inventory items provided to customers during promotions and events, results in a clearer presentation of the cost of goods sold.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheets:

	November 5, 2024	February 4, 2024
ASSETS
Cash and cash equivalents	$8.6	$37.3
Other current assets	103.4	100.2
Total current assets	112.0	137.5
Property and equipment, net	1,520.1	1,332.7
Operating lease right of use assets	1,343.4	1,323.3
Intangible and other assets, net	965.6	960.9
Total assets	$3,941.1	$3,754.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$391.0	$435.6
Operating lease liabilities	1,593.5	1,558.5
Other long-term liabilities	285.2	225.1
Long-term debt, net	1,444.8	1,284.0
Stockholders' equity	226.6	251.2
Total liabilities and stockholders' equity	$3,941.1	$3,754.4

Summary Cash Flow Information:

	Three Months Ended		Nine Months Ended
	November 5, 2024	October 29, 2023	November 5, 2024	October 29, 2023
Net cash provided by operating activities:	$(7.2)	$70.8	$203.4	$267.0
Net cash used in investing activities:	(131.2)	(73.8)	(359.9)	(207.2)
Net cash provided by (used in) financing activities:	133.9	(15.6)	127.8	(177.4)
Decrease in cash and cash equivalents	$(4.5)	$(18.6)	$(28.7)	$(117.6)

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income to Adjusted EBITDA is provided below for the periods presented:

	Three Months Ended				Nine Months Ended
	November 5, 2024 (5)		October 29, 2023 (5)		November 5, 2024 (5)		October 29, 2023 (5)
Net income (loss)	$(32.7)	(7.2)%	$(5.2)	(1.1)%	$49.0	3.1%	$90.8	5.7%
Add back:
Interest expense, net	32.9		28.9		99.9		92.5
Loss on debt refinancing	15.2		—		15.2		11.2
Provision for (benefit from) income taxes	(9.1)		(5.1)		12.2		22.6
Depreciation and amortization expense	53.9		51.9		174.2		149.9
Share-based compensation (1)	2.8		3.5		9.1		15.4
Transaction and integration costs (2)	0.4		1.6		1.4		9.6
System implementation costs (3)	2.9		3.0		9.5		6.2
Other items, net (4)	2.0		3.0		8.5		5.7
Adjusted EBITDA, a non-GAAP measure	$68.3	15.1%	$81.6	17.5%	$379.0	23.7%	$403.9	25.1%
(1)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(2)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)Includes one-time, third-party consulting fees that are not part of our ongoing operations, impairment expenses and (gain) loss on property and equipment transactions. The third-party consulting fees are not part of our ongoing operations, and were incurred to execute two related, discrete, project-based strategic initiatives focused on transforming our marketing strategy and one discrete, project-based initiative to transform our supply chain operational efficiency. They are included in general and administrative expenses on the consolidated statement of comprehensive income. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.
(5)All percentages are expressed as a percentage of total revenues for the respective period presented.

Discussion of discrete items impacting year-over-year change in revenues and Adjusted EBITDA:
There were various factors impacting the assessment of performance year-over-year for the third quarter of 2024 to the third quarter of , including: (i) an unfavorable calendar shift resulting from the 53 weeks in fiscal 2023, (ii) changes in deferred entertainment revenues in the current year, and (iii) favorable adjustments recorded in the prior year period. The unfavorable calendar shift reflects the third quarter of 2024 ending later than in 2023, which replaces a higher volume summer week in August with a lower volume week in November. The deferred revenue adjustment reflects changes in breakage estimates on ticket revenue deferrals, which correspond with ongoing changes in guest redemption patterns. Lastly, in the third quarter of 2023, there were certain credits recorded, including employee retention tax credits as well as short term incentive plan accrual reductions:

	Revenues	Adjusted EBITDA
Third quarter year-over-year change, as reported	$(13.9)	$(13.3)
Discrete items:
Deferred revenue changes	(10.8)	(10.8)
Fiscal week shift	10.4	6.8
Credits in prior year	—	5.6
Year-over-year change, net of discrete items	$(14.3)	$(11.7)
Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses and pre-opening costs. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses and pre-opening costs, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance.

	Three Months Ended				Nine Months Ended
	November 5, 2024 (1)		October 29, 2023 (1)		November 5, 2024 (1)		October 29, 2023 (1)
Operating income	$6.3	1.4%	$18.6	4.0%	$176.3	11.0%	$217.1	13.5%
Add back:
General and administrative expenses	27.2		28.4		89.1		92.0
Depreciation and amortization expense	53.9		51.9		174.2		149.9
Pre-opening costs	5.2		4.0		12.6		12.7
Store operating income before depreciation and amortization, a non-GAAP measure	$92.6	20.4%	$102.9	22.0%	$452.2	28.3%	$471.7	29.4%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.

Credit Adjusted EBITDA and Net Total Leverage Ratio:
Credit Adjusted EBITDA, a non-GAAP measure, represents net income plus certain items as defined at Adjusted EBITDA above, as well as certain other adjustments as defined in our Credit Facility. These other adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Debt Agreements. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Facility. The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the periods shown:

Trailing Four Quarters Ended November 5, 2024
Net income	$85.1
Add back:
Interest expense, net	134.8
Loss on debt refinancing	20.1
Provision for income taxes	25.8
Depreciation and amortization expense	232.8
Share-based compensation (1)	9.7
Transaction and integration costs (2)	2.9
System implementation costs (3)	12.7
Pre-opening costs (4)	18.3
Other items, net (5)	6.8
Credit Adjusted EBITDA, a non-GAAP measure	$549.0
(1)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(2)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a "cost of new projects" as defined in our Credit Facility.
(5)Other items primarily consisted of $12.1 million of one-time, third-party consulting fees and $1.2 million of severance costs, partially offset by a $6.5 million gain on property and equipment transactions. The third-party consulting fees are not part of our ongoing operations, and were incurred to execute two related, discrete, project-based strategic initiatives focused on transforming our marketing strategy and one discrete, project-based initiative to transform our supply chain operational efficiency. They are included in general and administrative expenses on the consolidated statement of comprehensive income. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.
The following table provides a calculation of Net Total Leverage Ratio, as defined in our senior secured credit facility, for the period shown:

	As of, and for the Trailing Four Quarters Ended November 5, 2024
Credit Adjusted EBITDA (a)	$549.0
Total debt	$1,451.8
Less: Cash and cash equivalents	$(8.6)
Add: Outstanding letters of credit	$11.6
Net debt (b)	$1,454.8
Net Total Leverage Ratio (b / a)	2.6	x

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share - Diluted:
Adjusted Net income, a non-GAAP measure, represents net income before special items, as calculated below, and Adjusted Net income per share - Diluted, a non-GAAP measure, represents Adjusted Net income on a fully diluted, per share basis. We believe excluding these special items from net income provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of Net income to Adjusted Net income and presents Adjusted Net income per diluted share, for the periods shown:

	Three Months Ended				Nine Months Ended
	November 5, 2024		October 29, 2023		November 5, 2024		October 29, 2023
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net income (loss) and net income (loss) per diluted share	$(32.7)	$(0.84)	$(5.2)	$(0.12)	$49.0	$1.21	$90.8	$2.01
Add back:
Loss on debt refinancing	15.2	0.39	—	—	15.2	0.37	11.2	0.25
Transaction and integration costs (1)	0.4	0.01	1.6	0.04	1.4	0.03	9.6	0.21
System implementation costs (2)	2.9	0.07	3.0	0.07	9.5	0.23	6.2	0.14
Other items, net (3)	2.0	0.05	3.0	0.07	8.5	0.21	5.7	0.13
Tax impact of items above, net (4)	(5.3)	(0.14)	(2.0)	(0.05)	(8.9)	(0.22)	(8.5)	(0.19)
Adjusted Net income (loss) and Adjusted Net income (loss) per share - Diluted, non-GAAP measures	$(17.5)	$(0.45)	$0.4	$0.01	$74.7	$1.84	$115.0	$2.55
(1)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(2)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)Includes one-time, third-party consulting fees that are not part of our ongoing operations, impairment expenses, and (gain) loss on property and equipment transactions.
(4)The income tax effect related to special items is based on the statutory tax rate for the applicable period.